UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2018

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Madison Avenue, 4th Floor

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 16, 2018, SELLAS Life Sciences Group, Inc. (the “Company”) consummated an underwritten public offering (the “Offering”) of 6,845,000 shares of common stock, 4,675,000 pre-funded warrants exercisable for shares of common stock and accompanying common stock warrants to purchase an aggregate of 11,520,000 shares of common stock. The Offering was conducted pursuant to an Underwriting Agreement dated July 12, 2018 between the Company and Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc., attached as Exhibit 1.1 hereto.

The shares of common stock and accompanying common stock warrants were sold at a combined Offering price of $2.10 per share. Each common stock warrant sold with the shares of common stock represents the right to purchase one share of the Company’s common stock at an exercise price of $2.10 per share. The common stock warrants are exercisable immediately and will expire on July 16, 2023, five years from the date of issuance. The pre-funded warrants and accompanying common stock warrants were also sold at a combined Offering price of $2.0999 per pre-funded warrant and common stock warrant. The pre-funded warrants were sold to purchasers whose purchase of shares of common stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding common stock immediately following the consummation of the Offering, in lieu of shares of common stock. Each pre-funded warrant represents the right to purchase one share of the Company’s common stock at an exercise price of $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until the pre-funded warrants are exercised in full. The shares of common stock and pre-funded warrants, and accompanying common stock warrants, were issued separately and are immediately separable upon issuance. On July 16, the Registrant entered into a Warrant Agreement with Computershare, Inc., and Computershare Trust Company N.A.(“Computershare”), appointing Computershare as Warrant Agent for purposes of the Offering, defining the mechanism and timing for issuance of warrants in the Offering and attaching the forms of book-entry and certificated common warrant for the investors in the Offering. The Warrant Agreement is attached as Exhibit 10.1 hereto. A registration statement on Form S-1 relating to the offering was filed with the Securities and Exchange Commission (“SEC”) on May 23, 2018, amended on June 26, 2018 and July 11, 2018 and was declared effective on July 11, 2018.

The gross proceeds to the Company from the Offering, before deducting the underwriting discounts and commissions and other estimated Offering expenses, and excluding the exercise of any warrants, were approximately $24.2 million.

The Underwriting Agreement and Warrant Agreement with accompanying form of common warrant are filed as Exhibits 1.1 and 10.1 respectively to this report and the description of the terms of the Underwriting Agreement and Warrant Agreement are qualified in their entirety by reference to such exhibit. The form of pre-funded warrant is filed as Exhibit 10.2 to this report and the description of the terms of the pre-funded warrants is qualified in its entirety by reference to such exhibit.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the Offering, pursuant to section 4.17 of the Securities Purchase Agreement dated March 7, 2018 between the Company and purchasers of its Series A 20% Convertible Preferred Stock (“Preferred Stock”), the Preferred Stock holders (“Holders”) have the right to exchange their outstanding shares of Preferred Stock for the securities sold in the Offering. Accordingly, on July 16, 2018, following consummation of the Offering described in Item 1.01 above, the Holders have the right to exchange an aggregate of $7,871,186 of stated valued and accrued but unpaid dividends on their Preferred Stock for an aggregate of 3,748,184 shares of the Company’s common stock and warrants to purchase an aggregate of 3,748,184 shares of the Company’s common stock. The warrants have an exercise price of $2.10 per share and a term of five years. In addition, pursuant to the terms of the Securities Purchase Agreement, the exercise price of the warrants issued to the Holders in March 2018 and May 2018 was adjusted to $2.10 per share from the original exercise price of $6.59 per share. The foregoing description of the warrants to be issued in the exchange does not purport to be a complete description of all terms and conditions contained therein and is qualified in its entirety by reference to the full text of such warrant, which is filed as Exhibit 10.3 hereto.

The securities offered in exchange for the Preferred Stock are being issued pursuant to Section 3(a)(9), Rule 4(a)(2) and Regulation S under the Securities Act.

Item 8.01	Other Events.

Sellas Life Sciences Group, Inc. (the “Company”) is filing information for the purpose of supplementing and updating (i) the Risk Factors described under the heading, “Item 1A. Risk Factors” and (ii) certain aspects of the description of its business from that described under the heading, “Item 1. Business” in the Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 13, 2018. The updated disclosures which are intended to supplement and update Item 1 and Item 1A in their entirety, are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

On July 16, 2018, the Company issued a press release announcing the closing of the Company’s Offering, a copy of which is filed as Exhibit 99.3.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement dated July 12, 2018 between the Registrant and Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc.

10.1	Warrant Agreement including form of accompanying Common Warrant as Exhibit B thereto, dated as of July 16, 2018, among the Registrant, Computershare, Inc. and Computershare Trust Company, N.A.

10.2	Form of Pre-funded Warrant

10.3	Form of Warrant issued in exchange of Series A Preferred Stock

99.1	Updated Company Risk Factors Disclosures

99.2	Updated Company Business Disclosures

99.3	Press Release dated July 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Dated: July 18, 2018

	By:	/s/ Barbara A. Wood
Barbara A. Wood
General Counsel and Executive Vice President